                                                                   EXHIBIT 3(ii)

                          HOUSEHOLD INTERNATIONAL, INC.

                                     Bylaws

                                   ----------

                           (As in effect May 14, 2003)

--------------------------------------------------------------------------------
                                    BYLAWS OF

                          HOUSEHOLD INTERNATIONAL, INC.
--------------------------------------------------------------------------------

                                   ARTICLE I.

                        DEFINITIONS, PLACES OF MEETINGS.

     SECTION l. Definitions. When used herein, "Board" shall mean the Board of Directors of this Corporation, and "Chairman" shall mean Chairman of the Board of Directors.

     SECTION 2. Places of Meetings of Stockholders and Directors. Unless the Board shall fix another place for the holding of the meeting, meetings of stockholders and of the Board shall be held at the Corporation's headquarters, Prospect Heights, Cook County, Illinois, or at such other place specified by the person or persons calling the meeting.

                                   ARTICLE II.

                             STOCKHOLDERS MEETINGS.

     SECTION l. Annual Meeting of Stockholders. The annual meeting of stockholders shall be held on such date and at such time as is fixed by the Board. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such annual meeting of stockholders.

     SECTION 2. Special Meetings.

          CALL. Special meetings of the stockholders may be called at any time by the Chief Executive Officer or a majority of the Board of Directors. Any previously scheduled special meeting of stockholders may be postponed by resolution of the Board of Directors upon notice to the stockholders given prior to the date previously scheduled for such special meeting of stockholders.

          REQUISITES OF CALL. A call for a special meeting of stockholders shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it is called.

     SECTION 3. Notice of Meetings. Written notice of a meeting of stockholders setting forth the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.

     SECTION 4. Quorum and Adjournments. At any meeting of stockholders, the holders of a majority of all the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, and a majority of such quorum shall prevail except as otherwise required by law, the Certificate of Incorporation, or the bylaws.

     If the stockholders necessary for a quorum shall fail to be present at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn the meeting from time to time, until a quorum is present, provided, however, that any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 5. Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

                                  ARTICLE III.

                               BOARD OF DIRECTORS.

     SECTION l. General Powers. The business and affairs of this Corporation shall be managed under the direction of the Board.

          NUMBER. The number of directors shall be fixed from time to time by resolution of the Board.

          TENURE. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 5 of this Article III, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 2. Regular Meetings of the Board. Regular meetings of the Board shall be held at such times and places as the Board may fix. No notice shall be required.

     SECTION 3. Special Meetings of the Board. Special meetings of the Board shall be held whenever called by the Chairman of the Board or Chief Executive Officer or any four or more directors. At least twenty-four hours written notice or oral notice of each special meeting shall be given to each director. If mailed, notice must be deposited in the United States mail at least seventy-two hours before the meeting.

     SECTION 4. Quorum. A majority of the members of the Board if the total number is odd or one-half thereof if the total number is even shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum the majority of those present may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting.

     Except as otherwise provided by law, the Certificate of Incorporation, or the bylaws, all actions of the Board shall be decided by vote of a majority of those present.

     SECTION 5. Vacancies. When any vacancy occurs among the Board, the remaining members of the Board may elect a director to fill each such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose. A director elected to fill a vacancy shall serve for the unexpired portion of the term of his predecessor in office.

     SECTION 6. Removal of Directors. Any director may be removed either with or without cause, at any time, by a vote of the holders of a majority of the shares of the Corporation at any meeting of stockholders called for that purpose.

     SECTION 7. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees of directors which to the extent provided in the resolution shall have and may exercise powers and authority of the Board in the management of the business and affairs of the Corporation.

     SECTION 8. Action of the Board. Except as otherwise provided by law, corporate action to be taken by the Board shall mean such action at a meeting of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV.

                                    OFFICERS.

     SECTION 1. Officers. The Policy Making Officers of the Corporation shall be appointed by the Board of Directors at the next meeting of the Board following the Annual Meeting of Stockholders. The Board of Directors shall also appoint General Officers to manage the day-to-day business functions of the Corporation. Policy Making Officers shall have the authority to appoint other Assistant Officers to assist in the ministerial aspects of their area of responsibilities.

     The Policy Making Officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer (if any), the Chief Financial Officer (if any), the President (if any), any Vice Chairman (if any), any Senior Executive Vice President, any Executive Vice President or Group Executive, the General Counsel (if any) and the Chief Accounting Officer (if any). The General Officers of the Corporation shall be any Senior Vice President, any Vice President, any Managing Director, the Controller (if any), the Treasurer and the Secretary. Any person holding the title of Chairman or Chief Executive Officer shall be a director of the Corporation.

     The Board may from time to time designate, employ, or appoint such other officers and assistant officers, agents, employees, counsel, and attorneys at law or in fact as it shall deem desirable for such periods and on such terms as it may deem advisable, and such persons shall have such titles, only such power and authority, and perform such duties as the Board may determine.

     SECTION 2. Duties of Chairman of the Board. The Chairman shall sign and issue, jointly with the President (if any), all reports to the stockholders and shall preside at all meetings of stockholders and of the Board. He shall, in general, perform duties incident to the office of Chairman as may be prescribed by the Board.

     SECTION 3. Duties of Chief Executive Officer. At the next meeting of the Board following the Annual Meeting of Stockholders, or other meeting at which Policy Making Officers are or may be elected, the Board shall designate the Chairman or the President (if any) as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general authority over all matters relating to the business and affairs of the Corporation subject to the control and direction of the Board. In the absence or inability of the Chief Executive Officer to act, the Chair of the Executive Committee of the Board shall perform the duties of the Chief Executive Officer.

     SECTION 4. Duties of President. The President, if one is appointed by the Board, shall, in general, perform all duties incident to the office of President and shall perform such other duties as may be prescribed by the Board. In the absence or inability of the Chairman, or the Chair of the Executive Committee in accordance with Section 3 above, to act, the President shall perform the duties of the Chairman and Chief Executive Officer for such time period as required.

     SECTION 5. Duties of a Vice Chairman. A Vice Chairman, if one is appointed by the Board, shall, in general, perform all duties incident to the office of a Vice Chairman and shall perform such other duties as may be prescribed by the Board. In the absence or inability of the President or the Chair of the Executive Committee to act as the Chief Executive Officer in accordance with Sections 3 and 4 above, the most senior Vice Chairman, as designated by the Chairman, shall perform the duties of the Chief Executive Officer and Chairman for such time period as required.

     SECTION 6. Duties of Senior Executive Vice Presidents, Executive Vice Presidents, Group Executives and Senior Vice Presidents. Each Senior Executive Vice President, Executive Vice President, Group Executive and Senior Vice President shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer of the Corporation or the Board. The order of seniority, if any, among the Senior Executive Vice Presidents, Executive Vice Presidents, Group Executives and Senior Vice Presidents shall be as designated from time to time by the Chief Executive Officer of the Corporation. In the absence or inability of any Vice Chairman to act as the Chief Executive Officer as may be required in accordance with Section 5 above, the senior of the Senior Executive Vice Presidents, Executive Vice Presidents, Group Executives and Senior Vice Presidents, if one has been so designated, shall perform the duties of the Chief Executive Officer and Chairman for such time period as required.

     SECTION 7. Duties of Secretary. The Secretary shall record the proceedings of meetings of the stockholders and directors, give notices of meetings, and shall, in general, perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board.

     SECTION 8. Duties of Treasurer. The Treasurer shall have custody of all funds, securities, evidences of indebtedness, and other similar property of the Corporation, and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be prescribed by the Board.

                                   ARTICLE V.

                          STOCK AND STOCK CERTIFICATES.

     SECTION 1. Transfers. Shares of stock shall be transferable on the books of the Corporation only by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor. Every person becoming a stockholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

     SECTION 2. Stock Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or Vice President and the Secretary or Treasurer. Every certificate shall have noted thereon any information required to be set forth by the applicable law. If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any such officer may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 3. Fixing Record Date.

          (A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          (B) If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     SECTION 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the law.

     SECTION 5. Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board may require, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                                   ARTICLE VI.

                                EMERGENCY BYLAWS.

     SECTION l. When Operative. Notwithstanding any different provision in the preceding Articles of the bylaws or in the Certificate of Incorporation, the emergency bylaws provided in this Article VI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

     SECTION 2. Board Meetings. During any such emergency, a meeting of the Board may be called by any director or, if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without Cook County, Illinois, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. Two directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

     SECTION 3. Amendments to Emergency Bylaws. These emergency bylaws may be amended, either before or during any emergency, to make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  ARTICLE VII.

                          CONSENTS TO CORPORATE ACTION.

     SECTION 1. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of Sections (2) and (3) of this Article VII, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 2. Determination of Record Date for Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable. At such meeting, the Board of Directors shall fix a record date as provided in Section 213(b) (or its successor provision) of the Delaware General Corporation Law; that record date, however, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board nor more than 15 days from the date of the receipt of the stockholder's request. Should the Board fail to fix a record date as provided for in this Section 2, then the record date shall be the day on which the first written consent is duly delivered pursuant to Section 213(b) (or its successor provision) of the Delaware General Corporation Law, or, if prior action is required by the Board with respect to such matter, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such action.

     SECTION 3. Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS.

     SECTION l. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     SECTION 3. Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

     SECTION 4. Records. The Bylaws and the proceedings of all meetings of the stockholders and the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

     SECTION 5. Amendments. The Bylaws may be added to, amended, altered or repealed at any regular meeting of the Board, by a vote of a majority of the total number of the directors, or at any meeting of stockholders, duly called and held, by a majority of the stock represented at such meeting.

                                   ARTICLE IX.

                         INDEMNIFICATION AND INSURANCE.

     SECTION 1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in
Section 2 of this Article IX, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Corporation of any undertaking to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers, and employees.

     SECTION 2. Determination of Right to Indemnification. If a claim under
Section 1 of this Article is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law and
Section 1 of this Article for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 3. Advances. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Bylaws, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

     SECTION 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, the Delaware General Corporation Law, or otherwise.